EXHIBIT 99.1

                                  News Release

BW Account Number: 1079001

Date:                    May 21, 2004 2:00 P.M., EST
Contact:                 James L. Saner, Sr., President & CEO
                         Mainsource Financial Group (812) 663-0157


                        Second Quarter Dividend Declared
                    MainSource Financial Group - NASDAQ, MSFG

Greensburg, Indiana (NASDAQ: MSFG) - MainSource Financial Group's Board of Directors announced today that the Company declared a second quarter common dividend of $.125 per share at its May 17, 2004 meeting. The dividend is payable on June 15, 2004 to common shareholders of record as of June 1, 2004. The dividend represents a 9.4% increase over the dividend paid to shareholders in the second quarter last year. This is MainSource Financial Group's fifty-fifth consecutive quarterly cash dividend.

James L. Saner, Sr., President and CEO of MainSource Financial Group, stated, "The increase in our quarterly dividend reaffirms our commitment to reward the shareholders of MainSource Financial Group and reflects our continued strong profitability in a challenging economic environment."

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the NASDAQ Stock Market (trading symbol: MSFG) and is a community-focused, multi-bank, financial services oriented holding company with assets of $1.4 billion. Through its four banking subsidiaries, First Community Bank and Trust, Bargersville, Indiana; MainSource Bank, Greensburg, Indiana; Regional Bank, New Albany, Indiana; and Capstone Bank, Watseka, Illinois, it operates 51 offices in 21 Indiana counties and six offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates eight offices in Indiana as well as one in Owensboro, Kentucky.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

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 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240